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Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

September 5, 2002

Sabre Holdings Corporation
3150 Sabre Drive
Southlake, Texas 76092
(682) 605-1000

      Re:        Sabre Holdings Corporation Public Offering

Ladies and Gentlemen:

        As special counsel for Sabre Holdings Corporation, a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $1,000,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities"), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the "Guarantees") by Sabre Inc., a direct subsidiary of the Company (the "Guarantor"), (ii) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of its Class A common stock, par value $.01 per share (the "Common Stock"), (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the "Warrants"), which will be issued under one or more warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a financial institution identified therein as warrant agent, (v) depositary shares of the Company, each representing a fraction of a share of a particular series of Preferred Stock (the "Depositary Shares"), which will be issued under one or more deposit agreements (each a "Deposit Agreement"), (vi) stock purchase contracts to purchase shares of Common Stock (the "Stock Purchase Contracts"), (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and one or more series of Debt Securities, Trust Preferred Securities or debt obligations of third parties (the "Stock Purchase Units"), which will be issued under one or more unit agreements (each a "Unit Agreement") to be entered into between the Company and a financial institution identified therein, (viii) trust preferred securities (the "Trust Preferred Securities") of SHC Capital Trust I, SHC Capital Trust II, and SHC Capital Trust III (collectively, the "SHC Trusts"), which will be issued pursuant to the applicable trust agreements (each a "Trust Agreement"), trust debt securities (the "Trust Debt Securities") of the Company, which will be issued in connection with such Trust Preferred Securities pursuant to a trust debt securities indenture (the "Trust Debt Securities Indenture") to be entered into between the Company and a financial institution identified therein as indenture trustee, and guarantees of the Trust Preferred Securities by the Company, which will be provided under trust guarantee agreements between the Company and the trustee named therein (each a "Trust Guarantee Agreement"), (ix) units of the securities described above, and (x) pass through certificates of Sabre Inc. and related guarantee of lease obligations by the Company (the "Pass Through Certificates") of a pass through trust (the "Pass Through Trust"), which will be issued pursuant to the applicable pass through trust agreement (each, a "Pass Through Trust Agreement") to be entered into between Sabre Inc. and a financial institution identified therein as pass through trustee. The foregoing securities are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

        In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

        For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

  (1)
  The Second Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

  (2)
  The Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

  (3)
  The Indenture, dated as of August 3, 2001, between the Company and SunTrust Bank, as trustee, relating to debt securities (and form of notes) filed as an exhibit to the Registration Statement;

  (4)
  The Specimen of Common Stock Certificate, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

  (5)
  The Statement of Eligibility of the Trustee on Form T-1 for Debt Securities, filed as an exhibit to the Company's Registration Statement;

  (6)
  The Certificate of Incorporation of the Guarantor;

  (7)
  The Bylaws of the Guarantor; and

  (8)
  Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

        On the basis of the foregoing examination, and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company and the Guarantor based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to any Preferred Stock and any Depositary Shares, the due authorization, approval and filing of a Certificate of Designations with respect thereto), the due execution and delivery of the relevant indenture or supplemental indenture pursuant to which any Debt Securities or Trust Debt Securities may be issued (each an "Indenture"), the due execution and delivery of each Trust Agreement, the due execution and delivery of each Warrant Agreement, Deposit Agreement, Stock Purchase Contract and Unit Agreement relating to the applicable Securities, the due authorization and valid issuance of the Trust Preferred Securities pursuant to each Trust Agreement, the due execution and delivery of each Pass Through Trust Agreement and the due authorization and valid issuance of the Pass Through Certificates pursuant to each Pass Through Trust Agreement and the qualifications and limitations set forth below, we are of the opinion that:

          1.    When the Debt Securities and related Guarantees shall have been issued and sold as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Debt Securities and related

  Guarantees will be duly authorized and valid and binding obligations of the Company and the Guarantor.

          2.    When the Preferred Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3.    When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Common Stock will be validly issued, fully paid and nonassessable.

          4.    When the Depositary Shares shall have been authorized, issued and sold in accordance with the terms of the applicable Deposit Agreements, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Depositary Shares will be validly issued, fully paid and nonassessable.

          5.    When the Warrants shall have been authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreements, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Warrants will be duly authorized and valid and binding obligations of the Company.

          6.    When the Stock Purchase Contracts and Stock Purchase Units shall have been authorized, executed, and delivered by the Company, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Stock Purchase Contracts and Stock Purchase Units will constitute valid and binding obligations of the Company.

          7.    When the Trust Debt Securities and the Trust Guarantee Agreements have been duly authorized, executed, and delivered in accordance with the terms of the Trust Debt Securities Indenture and the applicable Trust Agreement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Trust Debt Securities and Trust Guarantee Agreements will be duly authorized and valid and binding obligations of the Company.

          8.    When the Pass Through Certificates have been duly authorized, executed and delivered in accordance with the terms of the Pass Through Trust Agreement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Pass Through Certificates will be duly authorized and valid and binding obligations of the Pass Through Trust.

        The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

          A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of New York and Delaware and the United States of America. Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of New York and the United States of America, the present corporate laws of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist. Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinion contained herein. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

          B.    Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

          C.    We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Securities or related documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Securities or related documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iii) the effectiveness of any waiver (whether or not stated as such) contained in the Securities or related documents of stay, extension or usury laws, (iv) any provision in the Securities or related documents relating to indemnification, exculpation or contribution or (v) any provision of the Securities or related documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

          D.    We express no opinion as to (i) the effect on the enforceability of any Guarantee against any Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a guarantor or surety or (ii) the effectiveness of any waiver of any such defense by any Guarantor under the Securities or related documents.

          E.    We have assumed that the following will be true and correct at or prior to the time of the delivery of any Security:

            (a)  the Board of Directors or other authorized governing body of the Company, the Guarantor, the SHC Trusts and the Pass Through Trusts shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with the Certificates of Incorporation and bylaws or other constituent instruments of the Company, the Guarantor, the SHC Trusts and the Pass Through Trusts, each as amended, through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

            (b)  the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

            (c)  a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the SEC describing the Securities offered thereby;

            (d)  all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;

            (e)  with respect to Debt Securities, Guarantees, Trust Preferred Securities, Trust Debt Securities, the Trust Guarantee Agreements and the Pass Through Certificates, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

            (f)    in the case of an Indenture, Warrant Agreement, Stock Purchase Contract, Unit Agreement, Certificate of Designations, Deposit Agreement, Trust Agreement, Participation Agreement, Lease or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP GIBSON, DUNN & CRUTCHER LLP

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  Exhibit 5.1